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                                                                     EXHIBIT 5.1


                     TROOP MEISINGER STEUBER & PASICH, LLP
                                    LAWYERS

                                 July 17, 1996



Veterinary Centers of America, Inc.
3420 Ocean Park Boulevard, Suite 1000
Santa Monica, CA 90405

Ladies/Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Veterinary Centers of America, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), $37,100,000 amount of Debentures and 1,080,059 shares of Common Stock of the Company underlying the Debentures and any additional shares of Common Stock of the Company which may be registered pursuant to Rule 462(b) under the Act (the "Shares").

        We are of the opinion that the Debentures have been duly authorized and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally from time to time in effect and except that equitable remedies may not in all cases be available (regardless of whether enforceability is considered in a proceeding at law or equity).

        We are of the opinion that the Shares have been duly authorized and upon conversion of the Debentures and issuance of the Shares in conformity with and pursuant to the Indenture, the Shares will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name in the Prospectus constituting a part thereof.



                                     Respectfully submitted,


                                     /s/ Troop Meisinger Steuber & Pasich, LLP

                                     TROOP MEISINGER STEUBER & PASICH, LLP